EXHIBIT B
Agreement of Joint Filing
     The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Infinera Corporation shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.
Date: February 12, 2009

BENCHMARK CAPITAL PARTNERS IV, L.P., a Delaware Limited Partnership BENCHMARK CAPITAL MANAGEMENT CO. IV, L.L.C., a Delaware Limited Liability Company
By:	/s/ Steven M. Spurlock
Steven M. Spurlock
Managing Member

BENCHMARK CAPITAL PARTNERS VI, L.P., a Delaware Limited Partnership BENCHMARK CAPITAL MANAGEMENT CO. VI, L.L.C., a Delaware Limited Liability Company

By:	/s/ Steven M. Spurlock
Steven M. Spurlock
Managing Member

ALEXANDRE BALKANSKI MATTHEW R. COHLER BRUCE W. DUNLEVIE PETER H. FENTON J. WILLIAM GURLEY KEVIN R. HARVEY ROBERT C. KAGLE MITCHELL H. LASKY ANDREW S. RACHLEFF STEVEN M. SPURLOCK
By:	/s/ Steven M. Spurlock
Steven M. Spurlock
Attorney-in-Fact

*	Signed pursuant to a Power of Attorney already on file with the appropriate agencies.